Exhibit 5.1

August 5, 2010

The Western Union Company

12500 East Belford Avenue

Englewood, Colorado 80112

Re:	The Western Union Company 5.253% Notes due 2020

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 (the “Registration Statement”) being filed by The Western Union Company, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration, as more fully described in the Registration Statement, of $324,921,000 aggregate principal amount of the Company’s 5.253% Notes due 2020 (the “Exchange Notes”), which are to be offered in exchange for an equivalent aggregate principal amount of currently outstanding 5.253% Notes due 2020 (the “Old Notes”). The Old Notes were, and the Exchange Notes will be, issued under the Indenture dated as of November 17, 2006, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture dated September 6, 2007, between the Company and the Trustee (the indenture as so supplemented, the “Indenture”). Old Notes that are accepted in exchange for Exchange Notes will be cancelled and retired.

In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement, the exhibits filed therewith, the Indenture and the form of Exchange Notes. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

This opinion letter is being delivered in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K, each under the Securities Act.

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

When (a) the Registration Statement, as finally amended (including all post-effective amendments, if any), has become effective under the Securities Act and (b) the Exchange Notes have been duly executed and issued by the Company and authenticated by the

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The Western Union Company

August 5, 2010

Trustee in accordance with the provisions of the Indenture and have been delivered against surrender and cancellation of like principal amount of the Old Notes in the manner described in the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law).

This opinion letter is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the exchange of the Old Notes for the Exchange Notes, as contemplated by the Registration Statement.

We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion contained herein, including any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.

Very truly yours,

/s/ Sidley Austin LLP